March 29, 2004



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Sir/Madam:

     We have read the disclosure under Item 9 included in the Annual Report on Form 10-K for the year ended, December 31, 2003, to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein.

                                        Very truly yours,


                                        /s/Fontanella and Babitts

                                        Fontanella and Babitts
                                        Certified Public Accountants